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                                                                     EXHIBIT 5.2

                     BALLY TOTAL FITNESS HOLDING CORPORATION
                           8700 West Bryn Mawr Avenue
                             Chicago, Illinois 60631


                               September 30, 2003


Bally Total Fitness Holding Corporation
8700 West Bryn Mawr Avenue
Chicago, Illinois 60631


     Re: Registration Statement for $235,000,000 Aggregate Principal Amount of 10 1/2% Senior Notes due 2011 and Related Guarantees


Ladies and Gentlemen:

     In connection with the registration by Bally Total Fitness Holding Corporation, a Delaware corporation (the "COMPANY"), under the Securities Act of 1933, as amended, on Form S-4 filed with the Securities and Exchange Commission on September 30, 2003 (the "REGISTRATION STATEMENT"), of $235,000,000 10 1/2% Senior Notes due 2011 (the "EXCHANGE NOTES") and the guarantees of the Exchange Notes (the "GUARANTEES") by the guarantors listed on Schedule 1 attached hereto (the "GUARANTORS"), to be issued under an Indenture dated as of July 2, 2003 (the "INDENTURE") among the Company, the Guarantors and U.S. Bank National Association, as trustee, you have requested my opinion set forth below. The Exchange Notes will be issued in exchange for the Company's outstanding 10 1/2% Senior Notes due 2011 (the "PRIVATE NOTES") on the terms set forth in the prospectus contained in the Registration Statement and Transmittal Letter filed as an exhibit thereto (the "EXCHANGE OFFER").

     In my capacity as Senior Vice President, General Counsel and Secretary of the Company, I am familiar with the proceedings taken by the Guarantors in connection with the authorization of the Indenture and the Guarantees. In addition, I have examined such matters of fact and questions of law as I have considered appropriate for purposes of this letter.

     Various issues concerning the Indenture, the Exchange Notes and the Guarantees are addressed in the opinion of Latham & Watkins LLP of even date herewith, which has been separately provided to you, and I express no opinion with respect to those matters.

     Subject to the foregoing and the other matters set forth herein, it is my opinion that, as of the date hereof:
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     (1)  The Indenture has been duly authorized by all necessary corporate or limited liability company (as applicable) action of each of the Guarantors, and has been duly executed and delivered by each of the Guarantors.

     (2) The notation of Guarantee of each of the Guarantors to be endorsed on the Exchange Notes to be exchanged for the Private Notes pursuant to the Exchange Offer has been duly authorized by all necessary corporate or limited liability company (as applicable) action of each of the Guarantors.

     I consent to your filing this opinion as an exhibit to the Registration Statement and to the reference to my name contained under the heading "Legal Matters".


                                     Very truly yours,




                                     Cary A. Gaan
                                     Senior Vice President, General Counsel
                                     and Secretary




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                                   SCHEDULE 1

                                   GUARANTORS

59th Street Gym, LLC
708 Gym, LLC
Ace LLC
Bally Fitness Franchising, Inc.
Bally Franchise RSC, Inc.
Bally Franchising Holdings, Inc.
Bally Total Fitness Clinics, Inc.
Bally Total Fitness Corporation
Bally Total Fitness International, Inc.
Bally Total Fitness of Missouri, Inc.
Bally Total Fitness of Toledo, Inc.
BFIT Rehabilitation Services, Inc.
BFIT Rehab of Boca Raton, Inc.
BFIT Rehab of Kendall, Inc.
BFIT Rehab of West Palm Beach, Inc.
Connecticut Coast Fitness Centers, Inc.
Connecticut Valley Fitness Centers, Inc.
Crunch LA LLC
Crunch World LLC
Flambe LLC
Greater Philly No. 1 Holding Company
Greater Philly No. 2 Holding Company
Health & Tennis Corporation of New York
Holiday Health Clubs of the East Coast, Inc.
Holiday Health & Fitness Centers of New York, Inc.
Holiday Health Clubs and Fitness Centers, Inc.
Holiday Health Clubs of the Southeast, Inc.
Holiday/Southeast Holding Corp.
Holiday Spa Health Clubs of California
Holiday Universal, Inc.
Crunch Fitness International, Inc.
Jack La Lanne Fitness Centers, Inc.
Jack La Lanne Holding Corp.
Manhattan Sports Club, Inc.
Mission Impossible, LLC
New Fitness Holding Co., Inc.
Nycon Holding Co., Inc.
Physical Fitness Centers of Philadelphia, Inc.
PowerFlex Corporation
Providence Fitness Centers, Inc.
Rhode Island Holding Company
Scandinavian Health Spa, Inc.
Scandinavian US Swim & Fitness, Inc.


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Soho Ho LLC
Sportslife, Inc.
Sportslife Gwinnett, Inc.
Sportslife Roswell, Inc.
Sportslife Stone Mountain, Inc.
Sportslife Town Center II, Inc.
Tidelands Holiday Health Clubs, Inc.
U.S. Health, Inc.
West Village Gym at the Archives LLC






















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